STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement"), dated as of March 27, 1996, is entered into between Edison Mission Energy, a California corporation ("Seller"), and CalEnergy Imperial Valley Company, Inc., a Delaware corporation ("Buyer").

                           RECITALS

     A. Seller owns the shares of common stock described in Exhibit A attached hereto, constituting all of the outstanding capital stock (the "Stock") of (a) Conejo Energy Company, a California corporation, (b) Niguel Energy Company, a California corporation, (c) San Felipe Energy Company, a California corporation, and (d) BN Geothermal, Inc. a Delaware corporation (individually, a "Company" and collectively, the "Companies"). The Companies own the partnership interests set forth in Exhibit B attached hereto, constituting a one-half (1/2) equity interest in, each of the following partnerships: (i)
Del Ranch, L.P., a California limited partnership, (ii) Elmore, Ltd., a California limited partnership, (iii) Leathers, L.P., a California limited partnership, and (iv) Vulcan/BN Geothermal Power Company, a Nevada general partnership (individually, a "Partnership" and collectively, the "Partner-ships"), which own the Hoch (Del Ranch), Elmore, Leathers and Vulcan geothermal power generation facilities, respectively, located in the Imperial County, California.

     B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Stock subject to the terms and conditions of this Agreement.

                           AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                           ARTICLE I

                          DEFINITIONS

     1.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          "Action" shall mean any action, order, writ, injunction, judgment or decree of any court or governmental or regulatory entity or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental or regulatory audit or investigation.

          "affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Books and Records" shall mean, with respect to a Company, records of the Company pertaining to the Company's business, properties or assets and books, ledgers, files, reports, documents and records of every kind (including computer records and other forms of electronic data storage) relating thereto maintained by the Company or by Representatives on its behalf.

          "Closing" shall have the meaning set forth in Section 3.1 hereof.

          "Closing Date" shall mean the second business day after the conditions to Closing are satisfied or such other date mutually agreed to.

          "Encumbrance" shall mean any claim, lien, pledge, option, warrant, put, call, obligation, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether volun-tarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          "material adverse change" shall mean with respect to the business or financial condition of a Company any adverse effect or change in the financial condition, business, results of operations, prospects, assets, liabilities or operations of the Company's business and/or its assets which individually or in the aggregate of all such changes has had a material adverse affect on the business or financial condition of such Company taken as a whole, or on the ability of the Seller or the Company to consummate the transactions contemplated hereby, or any event or condition which would, with notice or the passage of time, constitute a "material adverse change."

          "Consents" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, reasonably necessary for the present or anticipated conduct of, or relating to the operation of, the Companies' businesses or for the consummation of the transactions contemplated hereby.

          "Purchase Price" shall have the meaning set forth in Section 2.2 hereof.


          "Representative" shall mean any officer, director, principal, attorney, accountant, agent, employee or other representative.

          "Tax" or "Taxes" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, license, gross receipts, ad valorem, excise, social security, severance or withholding taxes, and any premium, including without limitation interest, penalties, fines and additional sums to be paid in connection therewith.

          "Tax Return" means any return, report, information return audit, investigation or other proceeding response or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes.

                          ARTICLE II

                  PURCHASE AND SALE OF STOCK

     2.1 Transfer of Stock. Upon the terms and subject to the conditions contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, all shares of the Stock.

     2.2 Consideration for Stock. Upon the terms and subject to the conditions contained herein, as consideration for the purchase of all shares of the Stock, Buyer shall pay to Seller at the Closing the aggregate amount of Seventy Million U.S. Dollars (US$70,000,000) in immediately available funds (the "Purchase Price").

                          ARTICLE III

                            CLOSING

     3.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall be held on the Closing Date at 9:00 a.m. local time at the offices of Seller, unless the parties hereto otherwise agree in writing.

     3.2  Documents to be Delivered.  To effect the transfer referred to in
Section 2.1 hereof and the delivery of the consideration described in Section
2.2 hereof, Seller and Buyer shall, on the Closing Date, deliver the following:

          (a) Seller shall deliver to Buyer certificates evidencing all shares of the Stock, free and clear of all Encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

          (b) Seller and Buyer each shall deliver all documents required to be delivered pursuant to Articles VII and VIII hereof.

          (c) Buyer shall deliver the Purchase Price required to be paid at the Closing in immediately available funds.

          (d) Seller shall deliver to Buyer all Books and Records of the Companies and written resignations of the Companies' nominees to the Partnerships' management committees and of all directors and officers of the Companies, it being agreed that Seller may retain copies of the Books and Records for bona fide business purposes, subject to the confidentiality and use restrictions contained herein.

                          ARTICLE IV

          REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                  OF SELLER AND THE COMPANIES

     Seller hereby agrees with and represents and warrants to Buyer as follows, which representations and warranties are, as of the date hereof true and correct:

     4.1 Organization. Each of Seller and the Companies is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

     4.2 Authorization. Each of Seller and the Companies has all requisite power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller enforceable against Seller and each of the Companies in accordance with its terms.

     4.3 Capitalization and Partnership Interests. Seller owns all the outstanding shares of Stock set forth in Exhibit A hereto and such shares constitute the entire outstanding capital stock and equity interest of the Companies as set forth in Exhibit C attached hereto; and there are no other outstanding debt or equity securities or similar instruments or interests in respect of the Companies (except for the Company's proportionate share of any debt obligations of the Partnerships, if any, set forth on the Balance Sheets referred to in Section 4.6). Upon transfer to Buyer of the shares of Stock, Seller shall have indirectly transferred to Buyer all of the Partnership Interests set forth in Exhibit B, which include all of Seller's and the Companies' right, title and interest in and to the Partnerships of any kind whatsoever, including, without limitation, any interest in any proceeds in respect of Partnership litigation or other claims against third parties.

     4.4 No Encumbrances. Seller owns as of the date hereof, and will own as of the Closing Date, all of the outstanding and authorized capital stock and equity interests of the Companies free and clear of all Encumbrances.

     4.5 Scope of Business. The sole business of the Companies has in the past and presently consists solely of owning the partnership interests in the Partnerships as set forth in Exhibit B hereto and none of the Companies has had in the past or presently has any business activities of any kind (including holding securities or other investments) other than owning such partnership interests. None of the Companies has any employees; or any obligations or liabilities of any kind other than as a partner of the Partnerships.

     4.6  December 31, 1995 Balance Sheets; No Material Adverse Change.
Attached as Exhibit D are balance sheets for each of the Companies as of December 31, 1995 prepared by Seller in accordance with generally accepted accounting principles ("GAAP") and which set forth all of the assets and liabilities of the respective Companies as of such date that are required to be set forth in balance sheets conforming to GAAP; provided that it is under-stood that Seller makes no representation or warranty in respect of the balance sheets or liabilities of the Partnerships and shall have no liability under this representation for any inaccuracy therein or inadequacy thereof that causes or results in any inaccuracy in or inadequacy of the balance sheets of the Companies. Subject to the proviso of the preceding sentence, except as expressly set forth on the Companies' balance sheets, there exist, as of December 31, 1995, no liabilities, obligations or expenses of the Companies of any kind, whether accrued, contingent or otherwise (and whether or not such liabilities would be required to be set forth in balance sheets conforming to GAAP, including, without limitation, any contingent liabilities that may arise as a result of the Companies being part of a consolidated group for ERISA or tax purposes) and Seller is not aware of any event, condition or occurrence (or threat thereof) which would reasonably be expected to cause a material adverse change. Seller shall be responsible for and shall fully pay and discharge any liabilities, obligations or expenses of any kind of the Companies, if any, existing at the time of the Closing, which were not specifically set forth on the December 31, 1995 Balance Sheets, except for liabilities, obligations and expenses arising after December 31, 1995 that solely and directly result from liabilities, obligations or expenses of the Partnerships arising after such date.

     4.7 Post 1995 Partnership Distributions; Pay Over Assurance. Seller acknowledges that all economic distributions in respect of the Partnership Interests for the period commencing after December 31, 1995 are intended to be transferred to Buyer hereunder, and accordingly, Seller agrees that if any monies, properties, securities, proceeds or any other benefits in respect of the Partnership Interests (for the period commencing after December 31, 1995) are inadvertently received by it or its affiliates; that it will immediately notify and pay over the same to Buyer or to Buyer's nominee.

     4.8 Taxes. Each of the Seller and the Companies have timely filed with the appropriate governmental authorities all Tax Returns required to be filed by or with respect to each of the Companies or their respective operations or assets, and such Tax Returns are true, correct and complete in all material respects. All Taxes shown to be due on such Tax Returns, all Taxes required to be paid on an estimated or installment basis, and all Taxes required to be withheld with respect to the Seller or any of the Companies or their respective operations or assets have been timely paid or, if applicable, withheld and paid to the appropriate taxing authority in the manner provided by law, and all Taxes which are or may become due in respect of the Companies for tax periods ending prior to January 1, 1996 will be fully paid and discharged by Seller; provided, that it is understood that Seller makes no representation or warranty in respect of Tax Returns or Taxes due and payable by the Partnerships and shall have no liability under this representation for any inaccuracy of such Tax Returns or any failure of the Partnerships to pay such Taxes, except that, notwithstanding any such inaccuracy or failure, Seller shall be obligated to pay and discharge the Companies' allocable share of Taxes arising in respect of the Partnerships for tax periods ending prior to January 1, 1996, including any adjustments to Taxes resulting from tax audits and the Companies' allocable share of costs and expenses in connection therewith.

     4.9 No Brokers, Etc. Neither Seller nor the Companies nor any of their respective Representatives, shareholders or affiliates has employed or made any agreement with any Representative, broker, finder or similar agent or any other person or firm which will result in the obligation of Buyer, any Company or any of their respective affiliates to pay any finder's fee, brokerage fee, consulting fee, severance fee, services fee, commission or similar payment or expense in connection with the transactions contemplated hereby. Seller will pay all of its own and the Companies' expenses in connection with this Agreement, as provided in Section 11.7 hereof.

     4.10 Books and Records. Seller represents and warrants to Buyer that the Books and Records delivered to Buyer at the closing are originals or true and accurate copies of the actual Books and Records of the Companies and contain all information reasonably required for Buyer to own and operate the Companies following the Closing.

                           ARTICLE V

      REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BUYER

     Buyer agrees with and hereby represents and warrants to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     5.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

     5.2 Authorization. Buyer has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

     5.3 No Brokers, Etc. Neither Buyer nor any of its Representatives, shareholders or affiliates has employed or made any agreement with any Representative, broker, finder or similar agent or any other person or firm which will result in the obligation of Seller, any Company, or any of Seller's affiliates to pay any finder's fee, brokerage fee, consulting fee, severance fee, services fee, or commission or similar payment or expense in connection with the transactions contemplated hereby. Buyer will pay all of its own expenses in connection with this Agreement, as provided in Section 11.7 hereof.

                          ARTICLE VI

         COVENANTS OF BUYER, SELLER AND THE COMPANIES

     Buyer and Seller each covenant with the other as follows:

     6.1 Actions to Consummate Closing; Further Assurances. Each of the parties hereto agrees, both before and after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to remove or satisfy Closing conditions which are within such party's control and otherwise to consummate and make effective the transactions contemplated by this Agreement,
(b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) to cooperate with each other in connection with the foregoing.

     6.2 Conduct of Business. From the date hereof through the Closing, the Companies shall, except as consented to by Buyer in writing, continue to operate solely in the ordinary course of business and substantially in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing.

     6.3 Tax Elections. Seller and Buyer each agree to cause a Section 338(h)(10) election to be made in connection with the Companies. Without diminishing any obligation of the Seller under Section 4.8, Buyer agrees to pay all Taxes and to prepare and file all Tax Returns and tax elections of the Companies (including preparing the Section 338(h)(10) election for Seller) for tax periods ending after December 31, 1995.


                          ARTICLE VII

              CONDITIONS TO SELLER'S OBLIGATIONS

     The obligations of Seller to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

     7.1 Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be materially true and correct at and as of the date of this Agreement and at and as of the Closing Date as if made thereon, and Buyer shall have performed and satisfied all agreements and covenants required hereby to be performed by it on or prior to the Closing Date.

     7.2 Consents. All Consents and waivers necessary to the consummation of the transactions contemplated hereby shall have been obtained, including without limitation any notice and approval required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other third party consents (to the extent not waived).

     7.3 No Proceedings or Litigation. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to (a) materially affect the right or ability of Buyer to own, possess or transfer the Stock after the Closing, or (b) materially damage Seller if the transactions contemplated hereunder are consummated. There shall not be any statute, rule or regulation that makes the purchase and sale of the Stock contemplated hereby illegal or otherwise prohibited.

     7.4 Exhibit. Buyer shall have delivered to Seller a duly executed copy of Exhibit E.

     7.5 Certificates. Buyer shall furnish Seller with such Certificates of its duly authorized officers to evidence compliance with the conditions set forth in Sections 7.1 through 7.3 of this Article VII as may be reasonably requested by Seller.

                         ARTICLE VIII

               CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

     8.1 Representations, Warranties and Covenants. All representations and warranties of Seller and the Companies contained in this Agreement shall be materially true and correct at and as of the date of this Agreement and at and as of the Closing Date, as if made thereon, and Seller and the Companies shall have performed and satisfied all agreements and covenants required hereby to be performed by them on or prior to the Closing Date.

     8.2 Consents. All Consents and waivers necessary to the consummation of the transactions contemplated hereby shall have been obtained, including without limitation any notice and approval required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other third party consents (to the extent not waived).

     8.3 No Proceedings or Litigation. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to (a) materially affect the right or ability of Buyer to own, possess or transfer the Stock after the Closing, or (b) materially damage Buyer or any Company if the transactions contemplated hereunder are consummated. There shall not be any statute, rule or regulation that makes the purchase and sale of the Stock contemplated hereby illegal or otherwise prohibited.

     8.4 Certificates. Seller and the Companies shall furnish Buyer with such certificates of their duly authorized officers to evidence compliance with the conditions set forth in Sections 8.1 through 8.3 of this Article VIII as may be reasonably requested by Buyer.

     8.5 Material Adverse Changes. Since the date of this Agreement, there shall not have been any material adverse change with respect to any Company.

     8.6 Exhibits; Books and Records. Seller shall have delivered to Buyer the Books and Records referenced in Section 3.2(d) and duly executed copies of Exhibits E and F hereof.

                          ARTICLE IX

 ACTIONS BY BUYER, SELLER AND THE COMPANIES AFTER THE CLOSING

     9.1  Books and Records; Tax Matters:

          (a) Books and Records. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records and other information retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring such Books and Records and information for any reasonable business purpose. The party requesting any such Books and Records and information shall bear all of the out-of-pocket costs and expenses reasonably incurred in connection with providing such Books and Records and information. All information received pursuant to this Section 9.1 shall be subject to the confidentiality provisions of this Agreement.

          (b) Cooperation and Records Retention. Buyer, Seller and the Companies shall (i) each provide the others with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the others with any records or other information that may be reasonably requested in connection with such return, audit or examination, proceeding or determination, and (iii) each provide the others with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the others for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations have expired, copies of all Company tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before January 1, 1996 and shall not destroy or otherwise dispose of any such records without first providing the others with a reasonable opportunity to review and copy the same.

     9.2 Survival of Representations, Etc. All statements contained in any certificate, document, exhibit or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations, warranties, covenants and agreements (including the indemnity agreement set forth in Section 9.3 hereof) of Buyer and Seller contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date for a period of five years following the Closing Date.

     9.3  Indemnification.

          (a) Each of Buyer and Seller hereby agree to fully indemnify, defend and hold harmless the other against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees and costs of investigation, (as the same are incurred), that such other party shall incur or suffer, which arise, result from, or relate to any inaccuracy in or breach of, or failure by the indemnifying party to perform any of its representations, warranties, covenants or promises in this Agreement. Such a failure or breach by a Company prior to or as of the Closing shall be deemed to be a failure or breach of the Seller. The party to be indemnified shall promptly notify the other party of the existence of any claim, demand or other matter to which the other party's indemnification obligations would apply, and shall give it a reasonable opportunity to defend and control the defense of the same at its own expense and with counsel of its own selection; provided that the party to be indemnified shall at all times also have the right to participate fully in the defense at its own expense; and provided further that, if in the opinion of counsel to the party to be indemnified, there is a reasonable probability of a conflict of interest between the indemnifying and indemnified parties in respect of such claim, the indemnifying party shall be responsible (as the same are incurred) for the reasonable fees and expenses of separate counsel to the indemnified party. If a party shall, within a reasonable time after such notice, fail to defend, the party to be indemnified shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the expense and risk of the other party. The indemnifying party shall not settle any matter for which the indemnified party seeks indemnity hereunder without the consent of the indemnified party unless such settlement provides for a reasonably satisfactory release of the indemnified party.

                           ARTICLE X

                        SECURITIES LAW

     10.1 Acquisition for Investment. Buyer hereby acknowledges that the shares of Stock to be purchased pursuant to the terms of this Agreement shall be acquired in good faith for investment for its own account and not with a view to a distribution or resale of any such Stock.

     10.2 Legend. Each certificate representing shares of Stock sold pursuant to the provisions hereof, if deemed advisable by the Companies, shall bear the following legends:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933. THE SECURITEIS MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF EXEMPTION THEREFROM UNDER SAID ACT OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER."
                              and

          "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY,
     OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                          ARTICLE XI

                         MISCELLANEOUS

     11.1 Termination.

          (a) Termination. This Agreement may be terminated at any time prior to the Closing:

              (i)  By mutual written consent of Buyer and Seller;


              (ii) By Buyer or Seller if the Closing shall not have occurred on or prior to May 31, 1996 or on such other date mutually agreed to in writing by Buyer and Seller; provided, however, that this provision shall not be available to Buyer if Seller has the right to terminate this Agreement under Subsection (iv) of this Section 11.1(a), and this provision shall not be available to Seller if Buyer has the right o terminate this Agreement under Subsection (iii) of this Section 11.1(a);

              (iii)By Buyer, at its option, if there is a material breach of any representation or warranty set forth herein or any covenant or agreement to be complied with or performed by Seller or the Companies pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date; provided that Buyer may not terminate this Agreement prior to the Closing if Seller has not had an adequate notice and opportunity to cure such breach or failure; or

              (iv) By Seller, at its option, if there is a material breach of any representation or warranty set forth herein or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date; provided that Seller may not terminate this Agreement prior to the Closing Date if Buyer has not had an adequate notice and opportunity to cure such breach or failure.

          (b) In the Event of Termination. In the event of termination of this Agreement as permitted by Subsection (a) of this Section 11.1:

              (i) The confidentiality provisions of this Agreement shall continue in full force and effect; and

              (ii) No party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in Section 9.3 hereof and Subsections (i), and (ii) of this Section 11.1(b). The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     11.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; provided, however, that Buyer may, at its election, direct Seller to transfer all or a portion of the Stock to one or more designees who are affiliates of Buyer rather than to Buyer in connection with the Closing. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     11.3 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile; the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to Seller, or the Companies prior to the Closing, addressed to:

              Edison Mission Energy
              18101 Von Karman Avenue, Suite 1700
              Irvine, California 92715-1007
              Attention:General Counsel
              Fax No.:  714-757-0807


          If to Buyer, or the Companies following the Closing, addressed to:

              CalEnergy Imperial Valley Company, Inc.
              302 South 36th Street, Suite 400
              Omaha, Nebraska 68131
              Attention: General Counsel
              Fax No.: (402) 231-1658

and to such other places and with such other copies as either party may designate as to itself by written notice to the others.

     11.4 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     11.5 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.6 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.7 Expenses. Each of Seller (for itself and the Companies) and Buyer hereto shall pay their own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by or on behalf of such party in preparation for carrying this Agreement into effect.

     11.8 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     11.9 Captions. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     11.10Public Statements and Press Releases. The parties hereto covenant and agree that, if either party plans to issue a press release or other public announcement disclosing the execution of this agreement ("Initial Release"), it shall provide a copy of such Initial Release to the other party for review and comment in advance of issuance. Following such Initial Release, Mission agrees that any future public announcements by it with respect to the Companies or the business of the Partnerships shall be consistent with its Initial Release and CalEnergy agrees that CalEnergy's future public announcements will be consistent with its obligations as a public company.

     11.11Confidential Information. Seller acknowledges that the Representatives of Seller and the Companies are aware of and the Books and Records of the Companies contain confidential and proprietary information regarding the Companies and the business of the Partnerships and accordingly, Seller agrees that it shall not, on or after the date hereof, directly or indirectly, make disclosure of such confidential and proprietary information to any third party (including affiliates of Seller with whom the Partnerships are involved in litigation) except if compelled to do so by subpoena, court order or similar binding legal process (issued or initiated by an unaffiliated third party) in which case Seller agrees to give Buyer adequate notice in order for Buyer to seek a protective order or similar protection and, in connection therewith, Seller agrees to reasonably cooperate with Buyer. Seller agrees that, in the event of a breach or threatened breach of this Section, Buyer shall be entitled to equitable relief, including injunction and specific performance, in addition to all other remedies available at law or at equity. For purposes of this Section, confidential and propriatary information shall not include information which is or becomes generally available to the public other than through a breach of this Agreement.

     11.12Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


BUYER:

                        CALENERGY IMPERIAL VALLEY COMPANY, INC., a Delaware corporation



                        By:    /s/ Steven A. McArthur
                        Name:  Steven A. McArthur
                        Title: Senior Vice President



SELLER:

                        EDISON MISSION ENERGY,
                        a California corporation


                        By:    /s/ Edward R. Muller
                        Name:  Edward R. Muller
                        Title: President and Chief Executive Officer